Report Name - 10F-3

Fund - Sal Bros Variable All Cap Fund

                                Period : 07/01/05 through 12/31/05


                                    ID : 546
                           Issuer Name : LG Philips LCD
                            Trade Date : 07/21/05
                        Selling Dealer : Morgan Stanley
                Total Shares Purchased : 5,300.00
                        Purchase Price : 21.32
                    % Received by Fund : 0.008%
                        % of Issue (1) : 0.179%
        Other Participant Accounts (2) :         119,700.00
                      Issue Amount (2) :      69,800,000.00
          Total Received All Funds (2) :         125,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : LG Philips LCD
                            Trade Date : 07/21/05
                 Joint/Lead Manager(s) : ABN Amro Rothschild
                                         Citigroup
                                         Morgan Stanley
                                         UBS
                         Co-Manager(s) : None
                         Selling Group : N/A